Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 28, 2014, in the Registration Statement (Form S-1) and related Prospectus of Ariosa Diagnostics, Inc. dated March 24, 2014.

/s/ Ernst & Young LLP

Redwood City, California

March 24, 2014